CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into, effective as of May 1, 2012 (the “Effective Date”), by and between Cyalume Technologies, Inc., a Delaware corporation (the “Company”), and Monte L. Pickens, an individual residing in the State of Virginia (the “Consultant”).

WHEREAS, the Company desires to engage the Consultant to render consulting services on the terms and conditions set forth in this Agreement and the Consultant agrees to render consulting services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.          Services to Be Performed. The Company hereby engages Consultant to act as a special advisor to the Chief Executive Officer of the Company (“CEO”) and to perform, and the Consultant hereby agrees to render, such services as requested by the CEO from time to time (collectively, the “Services”). Except as meetings may require, Consultant shall perform such Services from a location of his choosing and on a schedule of his choosing. Consultant may provide services to other persons or entities during the Term (as defined below) of this Agreement, but not to competitors or other industry participants (other than as part of the Services).

2.          Term. The Consultant shall provide the Services for a period beginning on the Effective Date and continuing for a period of one (1) year thereafter, and shall automatically renew for additional one (1) year periods unless sooner terminated in accordance herewith (the “Term”). Notwithstanding anything to the contrary in this Agreement, this Agreement and the Consultant’s Services hereunder may be terminated by either the Company or Consultant upon thirty (30) days prior written notice to the other. In the event that the Company terminates this Agreement upon thirty (30) days written notice to the Consultant, the Company may (at its option) not allow the Consultant to provide the Services for such thirty (30) day post-notice period.

3.          Compensation. In consideration for the Services Consultant provides under this Agreement, the Company shall pay Consultant a monthly fee of $4,000.00 during the Term (the “Consulting Fee”), prorated for any partial month of service. The Consulting Fee shall be payable on a monthly basis, in arrears. Consultant shall be solely responsible for, and the Company shall have no obligation to withhold or pay, any income, social security, unemployment, disability, or other taxes and fees on amounts due or payable under this Agreement. Consultant agrees to indemnify the Company for any loss to the Company arising from Consultant’s failure to pay such taxes and fees.

4.          Expenses. During the Term, the Company shall reimburse the Consultant for all reasonable business expenses actually paid or incurred by the Consultant in the course of and pursuant to the business of the Company, upon reasonable submission of supporting documentation by the Consultant and in accordance with such policies and guidelines as from time to time may be established by the Company; provided, that, that the Consultant shall seek prior written approval from the Company of any individual or series of related expenses in excess of two hundred dollars ($200).

5.          Restricted Stock Award and Stock Option Award. The Company and the Consultant are party to (i) that certain Employee Restricted Stock Award dated January 1, 2011 (the “Stock Award Agreement”) and (ii) that certain Incentive Stock Option Award dated August 1, 2010 (the “Option Award Agreement” and together with the Stock Award Agreement, the “Award Agreements”), each of which are subject to the terms and conditions of that certain Cyalume Technologies, Inc. 2009 Omnibus Securities and Incentive Plan (the “Plan”). Pursuant to Section 6.4 of the Plan, each of Consultant and the Company acknowledge and agree that Consultant’s rights with respect to the awards granted under the Award Agreements were not terminated upon the termination of Consultant’s employment relationship with the Company and such rights shall be preserved during the Term in accordance with the terms and provisions of the Plan and the Award Agreements.

6.          Independent Contractor Status.

(a)          It is agreed and understood by the parties to this Agreement that, for all purposes, during the term of this Agreement, the Consultant shall serve solely as an independent contractor of the Company and shall not be an employee of the Company in any capacity. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. As an independent contractor, the Consultant shall accept any directions issued by the Company pertaining to the goals to be attained and the results to be achieved by him, but shall be solely responsible for the manner and hours in which he will perform his services under this Agreement.

(b)          It is agreed and understood by the parties to this Agreement that the Company will treat the Consultant as an independent contractor for purposes of all tax laws (local, state and federal) and file any required forms consistent with that status. The Consultant agrees, as an independent contractor, that he is not entitled to unemployment benefits in the event this Agreement terminates, or workers’ compensation benefits in the event that he is injured in any manner while performing obligations under this Agreement. The Consultant will be solely responsible to pay any and all local, state, and/or federal income, social security, unemployment taxes for himself, as well as workers’ compensation coverage and the Consultant shall indemnify and hold the Company harmless from any claims, actions, demands, fines, interest, or penalties arising from Consultant’s failure to do so.

(c)          Except as specifically provided in this Agreement, the Consultant acknowledges and agrees that he shall not receive any employee benefits of any kind from the Company. The Consultant is excluded from participating in any fringe benefit plans or programs as a result of the performance of services under this Agreement. In addition, the Consultant waives any and all rights, if any, to participation in any of the Company’s fringe benefit plans or programs including, but not limited to, health, sickness, accident or dental coverage, life insurance, disability benefits, severance, accidental death and dismemberment coverage, unemployment insurance coverage, workers’ compensation coverage, and pension or 401(k) benefits, if any, provided by the Company to its employees; provided, however, the Consultant will retain all rights under COBRA.

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7.          Confidential Information.

(a)          For purposes of this Agreement, “Confidential Information” shall mean and include proprietary information disclosed to Consultant or known by Consultant through his engagement with the Company, not generally known in the Company’s industry, about the Company’s and its subsidiaries’ business affairs, trade secrets, and other matters which are of a confidential or proprietary nature, including but not limited to the Company’s and its subsidiaries’ operations, business methods, business opportunities, price and cost information, finances, financial data, accounting methods, customer names/lists, customer files, customer prospects, business plans, purchasing information, sales information, merchandising information, marketing information, formulas, software, firmware, databases, manuals, letters, notebooks, procedures, reports, products, processes, services, inventions, engineering, and research and development information.

(b)          The Consultant shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any person or persons other than the Company, or misuse in any way, any Confidential Information pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by Consultant with respect to the business of the Company shall be deemed a valuable, special and unique asset of the Company that is received by Consultant in confidence.

(c)          The Consultant agrees that all memoranda, data, notes, records, drawings, charts, graphs, analyses, letters, reports, or other documents made or compiled by him or made available to him while working for the Company concerning the Confidential Information or concerning any other Company activity shall be the property of the Company and shall be delivered to the Company upon termination of Consultant’s engagement with the Company or at any other time upon request.

8.          Intellectual Property.

(a)          The Company’s Proprietary Rights. The Consultant acknowledges and agrees that all Intellectual Property (defined below) created, made or conceived by the Consultant during the Term that relates to the actual or anticipated businesses of the Company and its affiliates or results from or is suggested by any work performed by employees or other independent contractors for or on behalf of the Company or any of its affiliates (“Cyalume Intellectual Property”) shall be deemed “work for hire” and shall be and remain the sole and exclusive property of the Company or its affiliates, as applicable, for any and all purposes and uses whatsoever as soon as the Consultant conceives or develops such Intellectual Property, and the Consultant hereby agrees that his assigns, executors, heirs, administrators or personal representatives shall have no right, title or interest of any kind or nature therein or thereto, or in or to any results and proceeds therefrom. If for any reason such Cyalume Intellectual Property is not deemed to be “work-for-hire,” then the Consultant hereby irrevocably and unconditionally assigns all rights, title, and interest in such Cyalume Intellectual Property to the Company and agrees that the Company is under no further obligation, monetary or otherwise, to the Consultant for such assignment. The Consultant also hereby waives all claims to any moral rights or other special rights that the Consultant may have or may accrue in any Cyalume Intellectual Property. As used in this Agreement, “Intellectual Property” shall mean and include any ideas, inventions (whether or not patentable), designs, improvements, discoveries, innovations, patents, patent applications, trademarks, service marks, trade dress, trade names, trade secrets, works of authorship, copyrights, copyrightable works, films, audio and video tapes, other audio and visual works of any kind, scripts, sketches, models, formulas, tests, analyses, software, firmware, computer processes, computer and other applications, creations and properties, Confidential Information and any other patents, inventions or works of creative authorship.

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(b)          Cooperation. The Consultant agrees to assist the Company and its affiliates, and to take all reasonable steps, with securing patents, registering copyrights and trademarks, and obtaining any other forms of protection for the Intellectual Property in the United States and elsewhere, all at the sole cost and expense of the Company. In particular, at the Company’s sole cost and expense, forthwith upon request of the Company, the Consultant shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (i) to vest in the applicable member of the Company or its affiliates (as applicable) all of the Consultant’s right, title, and interest in and to such Intellectual Property, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances (“Liens”) (and the Consultant agrees to take such action as is reasonably necessary to remove all such Liens) and (ii), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the Company shall determine.

9.          Non-Waiver. The delay or failure of either party to enforce any provision of this Agreement shall not constitute a waiver of its right to enforce that or any other provision.

10.         Severability. In the event any part of this Agreement is found to be unenforceable, Company and Consultant agree that part shall be modified by the court to make it enforceable to the maximum extent possible. If the part cannot be modified, that part may be severed and the other parts of the Agreement shall remain enforceable.

11.         Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the parties hereto submits to the exclusive jurisdiction of any state or federal court sitting in Delaware, in any action or proceeding arising out of or relating to this Agreement and irrevocably waives any objection to proceeding before such courts based upon lack of personal jurisdiction or inconvenient forum. Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at the address set forth in Section 14 below, such service to become effective three days after such mailing.

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12.         Successors and Assigns. The rights and obligations of Company under this Agreement shall inure to the benefit of the successors and assigns of Company. The rights and obligations of Consultant shall not be assignable to others, provided, however, that in the event of Consultant’s death, any payments owing to him hereunder shall be paid to his surviving spouse or estate as the case may be.

13.         Entire Agreement. Except as elsewhere provided for in this Agreement, this Agreement states the entire agreement of the parties as to its subject matter, and merges all prior negotiations, agreements, and understandings as to its subject matter, if any. No modification, release, discharge, or waiver of any provision of this Agreement will have any force or effect unless made in writing and signed by both Company and Consultant.

14.         Notice. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the receipt by the addressee, as evidenced by the return receipt thereof. Notice shall be sent (i) if to the Company, addressed to: Cyalume Technologies, Inc., 96 Windsor Street, West Springfield, MA 01089, Attention: President, and (ii) if to the Consultant, to his address as reflected on the payroll records of the Company, or to such other address designated by the party by written notice in accordance with this provision

15.         No Third Party Beneficiary other than Company.  Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and each of their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

16.         No Authority to Bind Company. The Consultant does not and shall not have any authority to enter into any contract or agreement for, on behalf of or in the name of the Company, or to legally bind the Company to any commitment or obligation.

17.         Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

CYALUME TECHNOLOGIES, INC.

By:	/s/ Zivi Nedivi
Name:	Zivi Nedivi
Title:	Chief Executive Officer

CONSULTANT:

By:	/s/ Monte L. Pickens
Monte L. Pickens, individually